AMERICASBANK CORP.

                  LIMITED POWER OF ATTORNEY FOR
                SECTION 16 REPORTING OBLIGATIONS

      Know all by these presents, that the undersigned's hereby makes, constitutes and appoints Mark H. Anders or A. Gary Rever the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(1)	obtain, as the undersigned's representative and on the
undersigned's behalf, CIK, CCC and Password codes and any similar required filing codes, with respect to the undersigned from the United States Securities and Exchange Commission (the "SEC");

(2)	prepare, execute, acknowledge, deliver and file Forms 3, 4,
and 5 (including any amendments thereto) in accordance with Section
16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the SEC and any stock exchange or other similar authority;

(3)	seek or obtain, as the undersigned's representative and
on the undersigned's behalf, information on transactions in the securities of AmericasBank Corp. (the "Bank") from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(4) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

      The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, and hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Bank assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Bank, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

      The undersigned further acknowledges that this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange
Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 7th day of April, 2006.

                        /s/ William J. Allen
                       _____________________________
                       Signature


		       William J. Allen
                       ______________________________
		       Print Name

STATE OF MARYLAND

COUNTY OF BALTIMORE

     On this 7th day of April, 2006, William J. Allen personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                        /s/ Susan Ellen Boyd
			    Notary Public

			My Commission Expires: 04/01/09

	                       [SEAL]